EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D and any amendments to it with respect to Class A Common Stock, $0.01 par value per share, of Comstock Holding Companies, Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to those joint filings. Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Dated: July 8, 2019

CHRISTOPHER CLEMENTE

By:	/s/ Christopher Clemente
Name:	Christopher Clemente

COMSTOCK DEVELOPMENT SERVICES, L.C.

By:	/s/ Christopher Clemente
Name:	Christopher Clemente
Title:	Manager

FR 54, L.C.

By:	/s/ Christopher Clemente
Name:	Christopher Clemente
Title:	Manager

STONEHENGE FUNDING, L.C.

By:	/s/ Christopher Clemente
Name:	Christopher Clemente
Title:	Manager